L:\secfiles\s-8\1997\hughes\exhib23a.doc1

                                                                   EXHIBIT 23(a)






CONSENT OF INDEPENDENT AUDITORS




GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of General Motors Corporation of our reports dated January 29, 1996, appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1995, as amended. We also consent to the reference to us under the heading "Item 3. Incorporation of Documents by Reference" in this Registration Statement.






/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 6, 1997































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